UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Medifast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Medifast, Inc.

To our Stockholders:

You are cordially invited to attend our 2012 Annual General Meeting of Stockholders on Friday, September 14, 2012. This meeting will be held at 8:00 a.m., Eastern Daylight Time, at the Medifast Distribution Center, 601 Sunrise Avenue, Ridgely, MD 21660. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual General Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual General Meeting of Stockholders and Proxy Statement.

I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the meeting in person, please see the admission instructions set forth in the Notice of Annual General Meeting of Stockholders accompanying this letter and on the enclosed proxy card.

I look forward to seeing you at the meeting.
Best regards,

Michael C. MacDonald
Chairman of the Board & CEO

Medifast Inc.

11445 Cronhill Drive

Owings Mills, MD 21117

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held Friday, September 14, 2012

To the Stockholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual General Meeting of Stockholders of Medifast Inc., a Delaware Corporation (the “Company”), will be held on Friday, September 14, 2012 at 8:00 a.m., Eastern Daylight Time, at the Medifast Distribution Center, 601 Sunrise Avenue, Ridgely, MD 21660 for the following purposes:

1.	To elect one Class II director for a two-year term ending in 2014, Margaret E. Sheetz, and four Class III directors for a three-year term ending in 2015, Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, and Jeannette M. Mills;

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year-ending December 31, 2012;

3.	To approve the 2012 Share Incentive Plan

4.	To transact such other business as may properly come before the Annual General Meeting and any adjournment, postponement or continuation thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 23, 2012, are entitled to notice of and to vote at the meeting and any subsequent adjournment(s) or postponement(s) of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible. Stockholders attending the meeting may vote in person even if they have returned a proxy card.

By Order of the Board of Directors,

Michael C. MacDonald
Chairman of the Board

Owings Mills, MD
July 29, 2012

THE ANNUAL GENERAL MEETING OF STOCKHOLDERS

Information Concerning Solicitation and Voting

Place, Time and Date of Meeting.  This Proxy Statement is being furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2012 Annual General Meeting of Stockholders (the “Meeting”) to be held on Friday, September 14, 2012, at 8:00 a.m., Eastern Daylight Time, and at any subsequent adjournment(s) or postponement(s) of the Meeting, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Stockholders. The Meeting will be held at the Medifast Distribution Center, 601 Sunrise Avenue, Ridgely, MD 21660. We are mailing the Notice of Annual General Meeting, this Proxy Statement, and the form of proxy to our stockholders on or about August 3, 2012.

Record Date and Voting Securities.  Only stockholders of record at the close of business on July 23, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The Company has one series, comprised of shares of common stock (the “Common Shares”), outstanding. As of July 23, 2012, 15,525,955 Common Shares were issued and outstanding and held of record by 158 registered holders.

Voting.  Each stockholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Abstentions/withholding and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal. Each issued and outstanding share of common stock entitles the holder to one vote.  Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election of directors, the plurality requirement is not a factor. The holders of common stock are not entitled to cumulate their votes in the election of directors.

The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the Meeting and voting in person.

Solicitation Expenses.  This solicitation of proxies is made by the Board of Directors and all related costs will be borne by the Company. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person, by telephone, facsimile or electronic mail. We do not presently intend to solicit proxies other than by mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for the complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under “Stockholder Communications with the Board of Directors.”

1

PROPOSAL 1:

THE ELECTION OF DIRECTORS

The number of directors in each class is determined by the Board of Directors and consists of as nearly equal a number of directors as possible.  These directors are classified as Class I, Class II and Class III.  The term of Class I Directors will expire in 2013.  The term of Class II Directors will expire in 2014, and the term of Class III Directors expires at the Meeting. Each Class III Director is up for re-election for a three-year term ending in 2015, as described below.

The table below sets forth the name of each Class of director nominated.  The nominees for Class III directors are to be voted at the Meeting.  The Board of Directors has nominated Margaret E. Sheetz for election as Class II director to serve a two-year term expiring at the 2014 annual general meeting. The Board of Directors has nominated Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, and Jeannette M. Mills for election as Class III directors to serve three-year terms expiring at the 2015 annual general meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the Meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of those nominated – Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, Jeannette M. Mills, and Margaret E. Sheetz

The table below sets forth information about the five nominees, the directors whose terms of office continue beyond the Meeting, and our non-director executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”:

Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, Jeannette M. Mills, and Margaret E. Sheetz

NOMINEES

Name and Experience	Class	Director Since

Barry B. Bondroff, CPA, age 64, is an officer and director with Gorfine, Schiller & Gardyn, PA, a full-service certified public accounting firm offering a wide range of accounting and consulting services. Previously, he was a Senior Managing Director with SMART. Mr. Bondroff brings over 35 years of experience providing companies of all sizes and industries with practical and cost-effective accounting, assurance, tax, business, technology and financial advisory services. Prior to managing SMART, Mr. Bondroff was the Managing Director for Grabush, Newman & Co., P.A., which combined with SMART in May 2003. Mr. Bondroff began his career with Grabush Newman in 1970, and in 1976 became Officer and was promoted to Managing Director in 1982. He earned his Bachelor of Science degree in Accounting from the University of Baltimore. Additionally, Mr. Bondroff serves on the Board of Directors for the publicly traded First Mariner Bank of Maryland, a NASDAQ listed company. He is active with First Mariner serving on the Executive Committee, Loan Committee, Audit Committee and as Chairman of the Compensation Committee. In addition to his professional affiliations, Mr. Bondroff served on the Executive Committee for Israel Bonds and was a Director of Cycle Across Maryland. He has served the National Jewish Medical and Research Center, the Jewish Center for Business Development and has assisted the Baltimore Symphony Orchestra in its fundraising efforts. In addition, Mr. Bondroff was a past President and Treasurer of the Edward A. Meyerberg Northwest Senior Center, and also served as a Member of the Board of Directors for the Levindale Hebrew Geriatric Center and Hospital. He currently serves as Treasurer for Special Olympics of Maryland, as a Trustee for Stevenson University in Maryland and a member of the Audit Committee of the Associated.

Barry B. Bondroff was first selected as a Director in 2008 because of his more than 36 years experience as a CPA, and with corporate governance including serving on the Board of another public Company. He utilizes that experience as a financial expert and his elected position of Vice Chairman of the Board. His service on the Audit Committee and his availability as a local director in Baltimore provide for local oversight and practical consulting in the area of financial management, risk assessment and Sarbanes-Oxley regulations. He also provides an extensive rolodex that assists the Company’s management team to find the best talent in the market to assist in our growth and development.

	III	2008

2

Name and Experience	Class	Director Since

George J. Lavin, Jr., Esq., age 83, was the senior founding partner of Lavin, O’Neil, Ricci, Ceprone & Disipio. Mr. Lavin is a 1951 graduate of Bucknell University. He attended the University of Pennsylvania School of Law, receiving an L.L.B. in 1956, and then served as a Special Agent, Federal Bureau of Investigation, United States Department of Justice, until 1959. Mr. Lavin has extensive national experience in products liability defense. He has had regional responsibilities in several automotive specialty areas, and was called upon to try matters throughout the county on behalf of his clients. Mr. Lavin’s practice emphasized his commitment to defending the automotive industry. Mr. Lavin is admitted to practice before the Supreme Court of Pennsylvania, the United States Court of Appeals for the Third Circuit and the United States District Courts for the Eastern and Middle Districts of Pennsylvania. He is a member of the Faculty Advisory Board of the Academy of Advocacy, the Association of Defense Counsel, The Defense Research Institute, The American Board of Trial Advocates, and the Temple University Law School faculty. He has also been elected a fellow of the American College of Trial Lawyers. On March 1, 1994, Mr. Lavin assumed the title of Counsel to his name sake firm. Mr. Lavin has served as the General Counsel to the Augustinian order of Villanova, PA.

George J. Lavin, Jr., Esq. was first selected as a Director in 2005 for his prestigious demonstrated legal experience on behalf of major international businesses, management experience in his law firm and his extensive service with the FBI. His current selection as Director values his experiential oversight on legal matters as well as his service on the Audit Committee and mentoring talents.

	III	2005

Sr. Catherine T. Maguire, RSM, age 62, a Sister of Mercy, has served as Associate Executive Director at SILOAM, a Body, Mind, Spirit wellness center for the HIV/AIDS community, from 1997-2010. Prior to this Sr. Maguire worked in AIDS Ministry within the prison system in Washington, DC. and served as vocation director for her religious community for 8 years. She received a BS degree in Education/English in 1972, a MS degree in Library Science in 1974 both from Villanova University, and a MA degree in Theology with an emphasis in Pastoral Ministry & Spirituality in 1995 from St. Michael’s College in Vermont. She served on the Board of the National Religious Vocation Conference from 1990-1992.

Sister Catherine T. Maguire, RSM was first selected as a Director in 2009 for her extensive executive experience with not for profit human services organizations and her strong background in organizational ethics and human resources and personnel management. She has multiple advanced degrees and will assist in developing the “Women Executives” of the Company. As a result of her extensive management and human resources background she was elected to the Nomination Committee where she will assist in screening and evaluating potential director candidates and insure the corporate values related to diversity are implemented in the Company and on the Board.

	III	2009

Jeannette M. Mills, age 45, currently serves as senior vice president with the Baltimore Gas and Electric Company, a subsidiary of Constellation Energy. A Baltimore, MD native, Ms. Mills earned her Bachelor of Science in Electrical Engineering from Virginia Polytechnic Institute & State University (Virginia Tech) and she currently serves on the Advisory Board of the Bradley Department of Electrical and Computer Engineering. In 2006, Ms. Mills earned her Masters of Business Administration from Loyola College. Ms. Mills also works in the community, serving on the Board of Directors for Voices for Children, the Leadership (a program of the Greater Baltimore Committee), the Baltimore Polytechnic Institute Foundation, Inc., and the Esophageal Cancer Action Network (ECAN).

Ms. Mills was first selected as a Director in 2008 not only for her technical background but primarily for her high level of executive experience. Her service as Chairperson of the Compensation Committee has effectively utilized her talents to review and assess the operations and metrics used to evaluate key executives in the Company. She has been instrumental in providing guidance and direction to ensure that all executives maintain the transparent high performance culture, and entrepreneurial philosophy of executive compensation balanced with appropriate risk assessment analysis.

	III	2008

3

Name and Experience	Class	Director Since

Margaret Sheetz, age 35, is the President and Chief Operating Officer of the Company. In March 2011, Margaret also became the Chief Executive Officer of Take Shape for Life. Prior to joining the Company in 2000, she worked with the firm of Carrington, Coleman, Sloman and Blumenthal in Dallas, Texas. As the Company continues to see strong year-over-year growth, Ms. Sheetz has provided the operational and technical leadership that has resulted in the Company providing the proper infrastructure to support the growth of the Company. Her accomplishments include making dramatic productivity improvement in the Company’s operational capabilities, as well as building a strong infrastructure of distribution, manufacturing, information systems and human resource operations necessary to support rapid business growth. Ms. Sheetz was first selected as a Management Director in 2008 after she had assumed the positions of President and Chief Operating Officer of the Company. Her leadership and oversight skills are greatly admired, and she is recognized in the Company as a detail-orientated executive who builds high-performance teams. The Board considers her the source person to get information pertinent to the oversight of the Company’s operations. Ms. Sheetz is the niece of Michael C. MacDonald.

Ms. Sheetz supports the efforts of the American Diabetes Association, the American Heart Association, and Toys for Tots Foundation. She sits on the Board of Directors for Stevenson University, the Greater Baltimore Committee, Siloam, and is also a member of the Villanova President’s Leadership Circle. In addition, she is the managing trustee of the MacDonald Family Foundation and the Take Shape for Life Foundation which focuses on grants to support educational programs for disadvantaged students. Ms. Sheetz is an active member of Vistage, an organization of top area business leaders who meet regularly to discuss business challenges, get peer advice, and learn how to take smart risks to move their companies confidently to the next level. She holds a Bachelor of Arts degree from Villanova University and received an Executive MBA from Loyola University.

	II	2008

4

CONTINUING DIRECTORS

Name and Experience	Class	Director Since

Harvey C. “Barney” Barnum, Jr., age 72, was sworn in as the Deputy Assistant Secretary of the Navy for Reserve Affairs on July 23, 2001. In this capacity he was responsible for all matters regarding the Navy and Marine Corps Reserve including manpower, equipment, policy and budgeting. On January 20, 2009, Mr. Barnum was designated Acting Assistant Secretary of the Navy (Manpower and Reserve Affairs), a position he held until May 2009. Mr. Barnum was the fourth Marine to be awarded the nation’s highest honor, the Medal of Honor for valor in Vietnam. He retired from the Marine Corps as a Colonel in August 1989 after 27 and one-half years of service. Mr. Barnum served multiple tours as an artilleryman with both the 3rd and 2nd Marine Divisions to include two tours in Vietnam; 2nd Marine Aircraft Wing; guard officer at Marine Barracks, Pearl Harbor, and operations officer, Hawaiian Armed Forces Police; weapons instructor at the Officer Basic School; four years at Marine Corps Recruit Depot, Parris Island, as commanding officer, Headquarters Company and the 2nd Recruit Training Battalion of the Training Regiment; Chief of Current Operations, US Central Command where he planned and executed the first U.S./Jordanian joint exercise staff as the commander of U.S. Forces and twice planned and executed Operation Bright Star spread over four southwest Asian countries involving 26,000 personnel. Headquarters Marine Corps tours included: aide to the assistant commandant as a captain and deputy director Public Affairs, Director Special Projects Directorate and Military Secretary to the Commandant as a colonel. Upon retirement in 1989, Mr. Barnum served as the principal director, Drug Enforcement Policy, Office of the Secretary of Defense. Mr. Barnum’s personal medals and decorations include: the Medal of Honor; Defense Superior Service Medal; Legion of Merit; the Bronze Star Medal with Combat “V” and gold star in lieu of a second award; Purple Heart; Meritorious Service Medal; Navy Commendation Medal; Navy Achievement Medal with Combat “V”; Combat Action Ribbon; Presidential Unit Citation; Army Presidential Unit Citation; Joint Meritorious Unit Award; Navy Unit Citation; two awards of the Meritorious Unit Citation; the Vietnamese Cross of Gallantry (silver) and the Department of the Navy Distinguished Public Service Award. Mr. Barnum has attended The Basic School, U.S. Army Field Artillery School, Amphibious Warfare School, U.S. Army Command and General Staff College and the U.S. Naval War College. He is the past president of the Congressional Medal of Honor Society, Connecticut Man of the Year ’67, presented Honorary Legum Doctorem St. Anselm College; Rotary Paul Harris Fellow; Abe Pollin Leadership Award ’03, Marine Corps League “Iron Mike” Award, Order of the Carabao Distinguished Service Award, and Ted Williams Leadership Award.

Harvey C. “Barney” Barnum was first selected to be a Director in 2009 because of his extensive distinguished government service at the Department of the Navy Executive level and his distinguished military career which includes the Medal of Honor Award for bravery in Vietnam. Mr. Barnum will bring expertise to the Board in the area of public policy initiatives as it relates to his knowledge of the Executive and Legislative Branch of the US Government and his oversight of our Governmental Relations and Policy initiatives on Obesity related to the Company’s products, protocols and clinical studies.

	II	2009

Charles P. Connolly, age 63, is currently an independent director focusing on bank relationships, debt refinancing, merger and acquisition strategy and executive compensation design. Mr. Connolly spent 29 years at First Union Corp. that merged with Wachovia Bank in 2001. He retired in 2001 as the President and CEO of First Union Corp. of Pennsylvania and Delaware. Mr. Connolly serves on the Boards of numerous private for-profit organizations. He holds an MBA from the University of Chicago and AB from Villanova University.

Charles P. Connolly was first selected as a Director in 2006 for his extensive executive experience and financial acumen derived from an executive banking resume. His current selection as Director leverages that background of reviewing the financials and performance of hundreds of companies in the public and private sector. He possesses a unique financial and risk assessment perspective into the operations and financial management of the Company. He spends an extraordinary amount of time with our executive team providing guidance and consultation on key metrics and performance objectives that have served the Company well in the past few years. As the Chairman of the Audit Committee, he has served diligently to insure that the Company maintains its high standards of accountability.

I	2006

5

Name and Experience	Class	Director Since

Jason L. Groves, Esq., age 41, is the Company’s Executive Vice President (“EVP”) and General Counsel. Prior to joining the Company as EVP and General Counsel in November 2011, Mr. Groves previously spent ten years with Verizon. He was most recently the Assistant Vice President of Government Affairs for Verizon Maryland, since 2003. Mr. Groves is also an Army veteran. He was a direct commissioned Judge Advocate in the United States Army Judge Advocate General’s Corp (“JAG”). As a JAG Officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Over the course of three years, he received two Army Achievement Medals, and one Army Commendation Medal. Mr. Groves received his Bachelor of Science degree, cum laude, in Business with a concentration in Hospitality Management, from Bethune-Cookman University. He also obtained his law degree from North Carolina Central University School of Law and is a member of the New Jersey and District of Columbia bars as well as several bar associations. Additionally, he sits on several non-profit boards including Anne Arundel Medical Center and the Maryland Hospital Association.

Jason L. Groves, Esq. was first selected as a Director in 2009 based on his military, business and legal background. In addition, he has extensive experience with government relations and knowledge of the healthcare and communications technology fields. He was a Federal prosecutor thus providing keen insight on the regulatory and legal issues the Company faces in today’s business climate.

	I	2009

Michael C. MacDonald, age 59, joined the Company’s Executive Committee of the Board of Directors in 1998, has served as Executive Chairman since November 2011, and was promoted to Chairman & Chief Executive Officer in February 2012. Prior to this role, Mr. MacDonald was Executive Vice President of OfficeMax, overseeing the Contract Division, a $3.6 billion division of the OfficeMax Company. Mr. MacDonald has spent an additional 33 years in sales, marketing, and general management at Xerox Corporation. Among his most significant roles was leading the turnaround in North America from the years 2000-2004 as President of the North American Solutions Group, a $6.5 billion division of Xerox. In addition, Mr. MacDonald was President of Global Accounts and Marketing from 2004-2007, where he led the re-branding of the Xerox Corporation. Mr. MacDonald also has international experience in marketing, sales, and operations with both Xerox and OfficeMax.

Mr. MacDonald received his Bachelor of Arts, Political Science at Rutgers University, earned 44 MBA Credits at Iona College, and attended premier executive education courses in leadership and management at Harvard and Columbia Universities. Mr. MacDonald is the uncle of Margaret Sheetz.

In addition to serving as Chairman and CEO of the Company, Mr. MacDonald also serves on the Jimmy V Foundation and the Archdiocese of Baltimore Catholic Community Foundation.

	II	1998

John P. McDaniel, age 69, is a seasoned healthcare executive with more than 36 years of experience as a chief executive officer, most recently at MedStar Health in Columbia, Maryland, one of the largest and most comprehensive healthcare delivery systems in the mid-Atlantic region with annual revenues exceeding $4 billion, encompassing 25,000 employees, 5,000 physicians and nine leading hospitals and other health related businesses. Mr. McDaniel has a degree in Business Administration from Wittenberg University, a MHA in Health Management and Policy from the University of Michigan, and an Honorary Doctorate of Humane Letters (LHD) from Wittenberg University. He is presently Chair and Partner in The Hickory Ridge Group, an advisory, development and Investment company that focuses on emerging healthcare and technology related entities. He is also a past member of the board of the Greater Baltimore Committee, a member of the Executive Committee of the Greater Washington Board of Trade, Wittenberg University and is Chair of the Washington Real Estate Trust, a NYSE listed company.

John P. McDaniel was first elected a Director in 1996 for his extensive executive and entrepreneurial experience as well as his service on other public boards. His extensive management and Board knowledge concerning the health care industry and health care policy will provide seasoned oversight on behalf of stockholders. Because of his Board related experience and leadership experience as a member of the Maryland Racing Commission, Director of First Mariner Bank and former CEO of Medstar Health Systems, he is serving on the Executive and Audit Committees in order to bring his business acumen and organizational knowledge to the Company.

	I	1996

6

Name and Experience	Class	Director Since

Jerry D. Reece, age 71, is chief executive officer of Reece & Nichols: Real Estate, Mortgage, Title Insurance. The real estate arm of the company is the largest real estate brokerage in Greater Kansas City. With over 40 years experience in real estate, Jerry Reece formed J.D. Reece Realtors in early 1987. He sold the company in 2001 to Homeservices of America, Inc., a Berkshire Hathaway affiliate. After graduating from the University of Oregon in 1963 with a B.S. in Finance, Jerry Reece joined the United States Marine Corps and served in Hawaii and Vietnam as a first lieutenant. Following active duty, he continued his service in the Marine Corps Reserve. His various assignments included the command of a rifle battalion and service as a member of the Secretary of the Navy's Marine Corps Reserve Policy Board at the Pentagon. Retired with the rank of Colonel, he is a past member of the Board of Directors of the Marine Toys for Tots Foundation. His personal decorations include the Legion of Merit, The Navy Commendation Medal with Combat “V” and the Combat Action Ribbon.

Jerry D. Reece was first selected as a Director in 2009 for his executive, entrepreneurial and broad real estate expertise. He is a leader in his community in Kansas City and has served on many private for-profit Boards. He is a decorated Vietnam veteran who has both civil and military executive experience to provide oversight and be a resource for executive and real estate matters requiring Board and corporate governance oversight. Mr. Reece was an Advisory Board Member of Commerce Bank, K.C., from 2003-2011.

	II	2009

Donald F. Reilly, OSA, age 64, holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union, as well as a B.A. from Villanova University. Reverend Don Reilly was ordained a priest in 1974. His assignments included Associate Pastor, Pastor at St. Denis, Havertown, Pennsylvania, Staff at Villanova University, Personnel Director of the Augustinian Province of St. Thomas of Villanova, and Provincial Counselor, Co-Founder of SILOAM Ministries where he ministers and counsels HIV/AIDS patients and caregivers. He is currently on the Board of Directors of Villanova University. He also serves on the Board of Trustees of Merrimack College, MA, St. Augustine Prep, NJ, and Malvern Prep, PA. Reverend Don Reilly was Prior Provincial of the Augustinian Order at Villanova, PA from 2002-2010. He oversaw more than 220 Augustinian Friars and their service to the Church, teaching at universities and high schools, ministering to parishes, serving as chaplain in the Armed Forces and hospitals, ministering to AIDS victims, and serving missions in Japan, Peru, and South Africa. Fr. Reilly is currently the President of St. Augustine Preparatory School in Richland, New Jersey.

Very Rev. Donald F. Reilly, OSA was first selected as a Director in 1998 for his strong background in Personnel and Executive management with the Augustinian Community which serves the Catholic Church at Villanova University, Merrimack College, high schools, parishes and missions in Japan, South Africa and Peru. His current selection as Director utilizes his extensive knowledge of the Company serving as a Director and participating in the restructuring of the Company in 1999. He was also instrumental in developing the current business model in consultation with the Business School at Villanova University. As Chairman of the Nomination Committee and being a Ph.D and nationally known academic he has been an invaluable asset providing guidance to the Company and creating stockholder value. He also is the primary person on the Nomination Committee to identify and evaluate potential director candidates for character necessary for high performance, risk assessment and transparency which are desirable characteristics for all potential directors. This will ensure continuity in respect to the Company’s corporate governance practices and philosophy.

	I	1998

7

EXECUTIVE OFFICER

Name and Experience

Brendan N. Connors, CPA, age 34, has been the Chief Financial Officer of the Company since May 2010. Mr. Connors joined the Company as the Vice President of Finance in April of 2005. Prior to joining the Company, Mr. Connors worked as a Senior Accountant at Wolf & Company P.C., a certified public accounting and consulting firm in Boston, MA.

8

THE BOARD OF DIRECTORS

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As of July 23, 2012, the Board consists of 12 members, 9 of whom are non-management directors. Determination as to the qualifications of independent directors are made under section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual and the Company’s Categorical Standards of Independence. The NYSE’s independence guidelines and the Company’s categorical standards include a series of objective tests, such as the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent. The Board of Directors has affirmatively determined that none of the Company’s independent directors had any relationships with the Company.

The Board, in applying the above referenced standards, has affirmatively determined the Company’s current independent directors are: Harvey C. Barnum, Jr., Barry B. Bondroff, Charles P. Connolly, George J. Lavin, Jr. Esq., Catherine T. Maguire, John P. McDaniel, Jeannette M. Mills, Jerry D. Reece, and Donald F. Reilly.

Board Meetings

For the fiscal year ended December 31, 2011 (“Fiscal 2011”), the Board of Directors held six meetings. All Board members attended at least 75% of the aggregate number of Board meetings and applicable committee meetings held while such individuals were serving on the Board of Directors, or such committees. Under the Company’s Corporate Governance Guidelines, which is available on the Company’s website at www.choosemedifast.com by following the link through “Investor Relations” to “Corporate Governance,” each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the stockholders of the Company, the Board of Directors and committees of which he or she is a member. Three directors attended the 2011 annual stockholder meeting.

Board Leadership Structure and Risk Oversight

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the internal audit function, the independent auditors’ qualifications, independence and performance, and the Company’s corporate finance matters including its capital structure. The Audit Committee also provides oversight with respect to the Company’s risk management process, including, as required by the NYSE, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management.

Our Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders without encouraging unnecessary risk. In furtherance of this objective, the Compensation Committee evaluates the potential compensation payable under the Company’s executive compensation plans based on alternative performance scenarios. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives are described below under “Compensation Discussion and Analysis.”

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The Nomination Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company’s Corporate Governance Guidelines and other governance documents. The Nomination Committee also oversees the Company’s quality and regulatory affairs operations, the Company’s programs regarding ethics and compliance, and social and environmental responsibility.

Pursuant to the Company’s bylaws and governance guidelines, the rules of the NYSE, and the Chairman of the Board, the Nomination Committee, with the approval of the Board of Directors, determines the best committee structure for the Company. The Board elects the Officers of the Company.

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DIRECTOR COMPENSATION

The non-employee Directors of the Company receive an annual stock grant for their services as director. In 2011, each director received 500 shares of restricted stock, with the exception of the Vice-Chairman of the Board, Barry Bondroff who received 600 shares. In 2011, Directors received a meeting fee for attending either quarterly committee or Board of Director meetings. The Committee fees and Board of Director meeting fees may be received in cash or converted to Medifast stock at a 125% premium based on each Board members election. For additional committee meetings or board service, Directors receive $1,500 per day or a pro rata portion thereof. Employee Directors do not receive any additional compensation for their services as director.

2011 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Harvey C. Barnum	$375	$33,689	$34,064
Barry B. Bondroff	19,560	33,443	53,003
Charles P. Connolly	22,560	51,693	74,253
Jason L. Groves	12,800	21,190	33,990
George Lavin, Jr., Esq.	5,300	51,693	56,993
Michael C. MacDonald (2)	12,750	72,183	84,933
Catherine T. Maguire	9,375	22,444	31,819
John P. McDaniel	7,875	36,198	44,073
Jeannette M. Mills	1,970	41,193	43,163
Jerry D. Reece	280	33,690	33,970
Rev. Donald F. Reilly, OSA	21,500	40,980	62,480

(1)	Amounts are calculated based on the aggregate grant date fair value of these rewards computed in accordance with ASC Topic 718 “Stock Compensation” which excludes the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are discussed in Note 2 to our Consolidated Financial Statements in the Form 10-K for the year-ended December 31, 2011. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is recognized over the vesting periods of the applicable rewards.

(2)	Michael C. MacDonald’s director compensation is for the period January 1, 2011 to November 3, 2011. On November 4, 2011, the Board of Directors appointed Michael C. MacDonald as the Chairman of the Board. On February 8, 2012, he was appointed to the additional position of Chief Executive Officer.

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The table below summarizes the equity-based awards held by the Company’s non-employee directors as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Expiration	Number Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that have not Vested
	Exercisable	Un-Exercisable	Price ($)	Date	Vested (#)	($)(1)
Charles P. Connolly	-	-	-	-	1,000	$13,720
George Lavin, Jr., Esq.	-	-	-	-	1,000	13,720
Michael C. MacDonald (2)	-	-	-	-	2,000	27,440
Rev. Donald F. Reilly, OSA	-	-	-	-	2,000	27,440

(1)	The market value of shares of stock that have not vested is based on the closing price of our common stock on December 30, 2011, or $13.72 per share.

(2)	Michael C. MacDonald’s shares that have not yet vested relate to previous restricted stock grants during his tenure as a Director. On November 4, 2011, the Board of Directors appointed Michael C. MacDonald as the Chairman of the Board. On February 8, 2012, he was appointed to the additional position of Chief Executive Officer.

The Company’s Board of Directors on July 24, 2008 approved restricted common stock grants to Board members with a 5 year vesting period, beginning on the grant date. The grant was to tenured Board members that successfully implemented the Senior Management Succession Plan over the last four years through advice, counsel, and mentorship. A total of 55,000 shares of restricted common stock were granted to tenured Directors.

The Company’s Board of Directors on November 24, 2008 approved restricted common stock grants to key executives and Board members as a 2008 performance bonus for exceeding internal sales and profit forecasts. Non-management Board members were each granted 5,000 shares of restricted common stock vesting over two years, beginning on January 1, 2009.

The Company’s Board of Directors on May 7, 2009 approved restricted common stock grants to key executives and Board members with a 5 year vesting period, beginning on the grant date. Key executives were granted 460,000 shares of restricted common stock to retain their services over the next five years and recognize continued sales and profit growth in accordance with targets set by the Board of Directors. The Board of Directors received a total of 71,000 shares with a two year vesting period, beginning on the grant date for their active participation in the strategic planning process and guidance as it relates to the Company’s strong performance and growth.

The Board of Directors approved restricted stock grants effective November 4, 2011 to Michael C. MacDonald on the date of his appointment as Chairman of the Board of Directors. He was granted 60,000 shares as an employee inducement which will vest in three annual installments beginning on the first anniversary of the November 4, 2011 grant date.

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Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors, non-management directors as a group or individual directors, including Barry B. Bondroff as the Vice Chairman of the Board in his capacity as the presiding director of executive sessions of non-management directors, may do so by writing to Medifast, Inc., c/o Corporate Secretary, 11445 Cronhill Drive, Owings Mills, MD 21117, indicating to whose attention the communication should be directed. Under a process approved by the Board of Directors for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the Audit Committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence.

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Committees of the Board

Our Board of Directors has a standing Audit Committee, Nomination Committee, Compensation Committee, and Executive Committee.

Audit Committee

Our Audit Committee consists of Charles P. Connolly, Chairperson, Barry B. Bondroff, George J. Lavin, Jr. Esq., and John P. McDaniel each of whom are independent as discussed above under “Director Independence.” As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that each Audit Committee member is financially literate, and that Mr. Connolly is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The principal duties of the Audit Committee are as follows:

•	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;
•	meet and review with management and the independent auditors the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;
•	meet and review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders) including (i) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the clarity of the disclosures in the financial statements; and (iii) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;
•	review and discuss with management, the internal auditors and the independent auditors the Company’s policies with respect to risk assessment and risk management;
•	review and discuss with management, the internal auditors and the independent auditors the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures, and quarterly assessment of such controls and procedures;
•	establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;
•	review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs; and
•	serve as a communication link under Company’s Whistle Blower Policy.

Our Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.choosemedifast.com by following the links through “Investor Relations” to “Corporate Governance.” In Fiscal 2011, the Audit Committee met twelve times.

Nomination Committee

The Nomination Committee consists of Very Rev. Donald F. Reilly, Chairperson, Catherine T. Maguire, and Harvey C. “Barney” Barnum, Jr., all of whom are independent as discussed above under “Director Independence.” The Nomination Committee identifies and recommends to the Board of Directors qualified candidates for election as Directors, recommends director committee assignments, and recommends actions necessary for the proper governance of the Company, and for the evaluation of the performance of the Board of Directors and Chief Executive Officer. With input from the Chairman of the Board and Chief Executive Officer, the Nomination Committee recommends certain executive officers for annual election. The Nomination Committee reviews issues and developments related to corporate governance practices and makes recommendations to the Board of Directors on changes in structure, rule or practice necessary for compliance and for good corporate governance. The Nomination Committee has been tasked to assist the Chairman in selecting the most qualified and appropriate directors to serve on the Company’s separate Board committees.

The Company’s Nomination Committee Charter provides that the skills and characteristics required generally of Directors include diversity, age, business background and experience, accomplishments, experiences in the Company’s business and a willingness to make the requisite commitment of time and effort. Accordingly, the Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with diverse backgrounds, business and life experiences that will enable them to constructively review and guide management of the Company. The Company has successfully obtained diverse highly qualified candidates for Directors without utilizing a paid outside consultant. The Nomination Committee considers and evaluates potential Director candidates and makes its recommendations to the full Board of Directors. Any stockholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Medifast, Inc., 11445 Cronhill Dr., Owings Mills, Maryland 21117. The Nomination Committee will utilize the same process for evaluating all nominees, regardless of whether the nominee recommendation is submitted by a stockholder or some other source.

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The Bylaws require a stockholder to submit notice of nomination for Director in writing not less than 120 days nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting of stockholders. The notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the nominee or nominees, (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (“SEC”) and the Company Bylaws had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a Director of the Company if so elected.

Our Board of Directors has adopted a written charter for the Nomination Committee, which is available on the Company’s website at www.choosemedifast.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any stockholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In Fiscal 2011, the Nomination Committee met four times.

Compensation Committee

The Compensation Committee currently consists of Jeannette M. Mills, Chairperson, Harvey C. “Barney” Barnum, Jr., and Jerry D. Reece, all of whom were independent as discussed above under “Director Independence.”

The principal duties of the Compensation Committee are as follows:

•	measure the Chief Executive Officer’s performance against his goals and objectives pursuant to the Company plans;
•	determine the compensation of the Chief Executive Officer after considering the evaluation by the Board of Directors of his performance;
•	review and approve compensation of elected officers and all senior executives based on their evaluations, taking into account the evaluation by the Chief Executive Officer;
•	review and approve any employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each elected officer and senior executive of the Company;
•	approve, modify or amend all non-equity plans designed and intended to provide compensation primarily for elected officers and senior executives of the Company;
•	make recommendations to the Board regarding adoption of equity plans;
•	modify or amend all equity plans; and
•	review the executive compensation philosophy of the Company, assess any risks which may be reasonably deemed material to the Company, and recommend to the Board any changes deemed necessary to the Company executive compensation plan or any sales channel compensation plan.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.choosemedifast.com by following the links through “Investor Relations” to “Corporate Governance.” In Fiscal 2011, the Compensation Committee met four times.

Executive Committee

Michael C. MacDonald, Chairperson, Barry B. Bondroff, Jason L. Groves, Jeannette M. Mills, Jerry D. Reece, and Margaret E. Sheetz are members of the Executive Committee. The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The Executive Committee meets periodically during the year to develop and review strategic operational and management policies for the Company. The Executive Committee held one meeting during fiscal 2011.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an employee during Fiscal 2011, or has ever been an officer of the Company or its subsidiaries. No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers are also members of the Company’s Board of Directors or Compensation Committee.

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PROPOSAL 2:

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accountants for the fiscal year-ending December 31, 2012. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.

In the event stockholders do not ratify the appointment of McGladrey, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2012.

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for Fiscal 2011.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each member of the Audit Committee, Barry B. Bondroff, Charles P. Connolly, George J. Lavin, and John P. McDaniel is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of the NYSE and our Corporate Governance Guidelines.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and McGladrey, the Company’s independent registered public accounting firm for Fiscal 2011, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and McGladrey regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. McGladrey is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with McGladrey the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from McGladrey required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that McGladrey is independent from the Company and its management. The Audit Committee has pre-approved all Fiscal 2011 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with McGladrey the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2011.

The Audit Committee has selected McGladrey as the Company’s independent registered public accounting firm for fiscal 2012, and the Board of Directors has approved submitting such selection to the stockholders for ratification.

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AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Charles P. Connolly, Chairman

Barry B. Bondroff, CPA

George J. Lavin, Jr., Esq.

John P. McDaniel

Dismissal of Friedman, LLP

On April 14, 2010, the Audit Committee determined to dismiss Friedman, LLP as the Company’s independent registered public accounting firm. The Company then notified Friedman, LLP of the dismissal on April 14, 2010.

Friedman’s reports on the Company’s consolidated financial statements and on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

•	Friedman’s report on the effectiveness of internal control over financial reporting as of December 31, 2009 indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2009 because of the effect of material weaknesses on the income tax provision calculation.

On January 1, 2010, Bagell, Josephs, Levine, and Company, LLP merged with Friedman, LLP.  The Company’s pre-merger predecessor audit firm, Bagell, Josephs, Levine and Company, LLP, reports on the Company’s consolidated financial statements and on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent period through April 13, 2010, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Friedman, LLP or the pre-merger predecessor firm, Bagell, Josephs, Levine, and Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, LLP or Bagell, Josephs, Levine, and Company, LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during that period, there were no “reportable events” other than what is disclosed in the bullet point above, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On April 14, 2010, the Audit Committee, after significant deliberations and review, announced that the Company had engaged McGladrey to perform audit and tax services for the Company.  The Audit Committee determined that McGladrey has extensive resources and experience with public companies on a national and regional basis to better serve the Company.

The Company did not engage McGladrey in any prior consultations during the Company’s fiscal years ended December 31, 2009 and December 31, 2008 or the subsequent period through the date of McGladrey’s engagement regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by McGladrey with such conclusions which was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Friedman with a copy of this disclosure.

Principal Accountant Fees and Services

The following services were provided by McGladrey, RSM McGladrey, Inc. (an affiliate of McGladrey operating under an alternative practice structure, until it was acquired by McGladrey on December 1, 2011) and Friedman, LLP during fiscal 2011 and fiscal 2010:

	2011	2010

Audit Fees (1)	$203,000	$391,716
Audit-Related Fees (2)	35,000	35,000
Tax Fees (3)	269,687	2,668
All Other Fees(4)	25,000	29,100

Total	$532,687	$458,484

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(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related fees are for assurance services provided to audit the Company’s employee benefit plan.

(3)	Tax fees were billed for tax compliance services.

(4)	[Provide disclosure of the nature of services comprising the fee].

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

Under the policy, pre-approval is generally provided for work associated with the following:

•	registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	due diligence work for potential acquisitions or dispositions;

•	attest services not required by statute or regulation;

•	adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

•	internal control reviews and assistance with internal control reporting requirements;

•	review of information systems security and controls;

•	tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

•	assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors’ independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Purpose and Philosophy

The Compensation Committee of the Board of Directors is responsible for developing and recommending to the Board of Directors the executive compensation program for the named executive officers (referred to in this section as the “executive officers”). Each of these executive officers is included in the Summary Compensation Table and the related tables beginning on page 21.

The Compensation Committee is responsible for creation and periodic review of the overall executive compensation philosophy of the Company related analysis and assessment of any material risk to the Company related thereto, and it outlines the components of executive compensation for the executive officers. The Company believes that strong, effective leadership is the cornerstone of its continued growth and success. To be successful, the Company must be able to attract, retain, and motivate highly qualified executive officers with the competencies needed to excel in a rapidly changing marketplace and to understand issues relating to a diverse group of companies in several different industries.

Executive compensation at the Company is focused on executive performance keyed to results. The Company provides fair and equitable compensation to its executive officers by combining conservative base pay, annual cash incentive, and stock-based long-term incentive. The Executive Cash Bonus Plan is designed to reward executives for the Company’s current year financial success and recognize the responsibilities of the executive officers for meeting the Company’s financial performance goals. Stock-based incentives focus on long-term performance by aligning the executive officers’ long-term financial interests with Company’s stockholders’ interest.

Total direct compensation, which includes base pay, annual cash incentive and stock-based long-term incentive, is measured against organizations in the general weight-loss industry. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining executive leadership with an attractive compensation package. The Company targets total direct compensation for each executive officer near median for organizations in the general weight-loss industry. The mix of pay (base pay, annual cash incentive and long-term incentive) is designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk. The only element of total direct compensation that is not performance based is base pay. Both annual cash incentive and long-term incentive are performance based.

Elements of Executive Compensation

Base Salary

Our base salary determinations principally reflect the skills and performance levels of individual executives, the needs of the Company, and pay practices of comparable public companies within the general health and wellness diet industry. The Company’s identified peers in the general health and wellness diet industry are NutriSystem Inc., eDiets.com, Herbalife Ltd., USANA Health Sciences, and Weight Watchers International Inc. It is not our policy to pay our executive officers at the highest base salary level. Instead, we establish executive base salaries below the midpoint level relative to our peers. We believe this policy sets a prudent and fiscally responsible tone for the Company’s overall base salary compensation programs. Please refer to the discussion below under “Peer Group” for a more detailed discussion of our use of peer group and general industry revenue data.

Target Bonus

Cash bonuses principally reflect the Company’s financial performance and achievement of corporate objectives established by our Board prior to the fiscal year. The executive bonus plan is designed to reward our executives for the achievement of shorter-term financial goals, predominantly revenue growth, profitability, and cash flow. In consultation with the Chairman and Chief Executive Officer, the Compensation Committee evaluates, adjusts and approves the amount and allocation of the bonus pool to each executive officer. In determining the cash bonus allocation among senior executives, the Compensation Committee and the Chairman and Chief Executive Officer consider each executive’s a) contribution to current and long-term corporate goals, and b) value in the labor market.

The financial targets for annual cash incentive are premised upon the executive officers delivering on their financial performance projections to the Company as reflected in part, in the annual budget approved by the Board of Directors. In Fiscal 2011, targeted annual incentive compensation was tied to the annual budget approved by the Board of Directors. The Compensation Committee set the target for pre-tax profit as a percentage of sales at 10%, the target for corporate revenue at $310 million, and net increase in cash, cash equivalents, and investments at $15.5 million, excluding treasury stock repurchases. The target performance level is set to promote solid performance. The financial targets for annual cash incentive are divided into three components as follows:

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1.	Pre-Tax profit as a percentage of sales. Each executive officer receives 33.33% of the total target payout if the Company achieves the targeted pre-tax profit as a percentage of sales. Each officer receives a portion of the total target payout if the Company achieves the targeted performance level, and additional increments for performance above the target. The Company was below the threshold performance level for pre-tax earnings as a percentage of sales in 2010 at 9.4% compared to the target of 10%.

2.	Corporate Revenue. Each officer receives 33.33% of the total target payout if the Company achieves the targeted sales amount for the full year. Each officer receives a portion of the total target payout if the Company achieves the targeted performance level, and additional increments for performance above the target. For corporate sales the target was $310 million. The Company was below the targeted performance level for sales in Fiscal 2011 finishing at $298.2 million, or $11.8 million below the target set by the Board.

3.	Net increase in cash, cash equivalents, and investments. Each officer receives 33.33% of the total target payout if the Company achieves the targeted net cash increase for the full year. Each officer receives a portion of the total target payout if the Company achieves the targeted performance level, and additional increments for performance above the target. The net increase in cash and cash equivalents, excluding treasury stock repurchases target was $15.5 million. The Company exceeded the maximum performance level for the net increase in cash and cash equivalents in Fiscal 2011 by generating a $19.8 million net increase in cash, cash equivalents, and investments, excluding repurchases of treasury stock.

Equity Compensation

Stock option and restricted stock awards principally reflect the responsibilities to be assumed by each executive in the upcoming fiscal year, the responsibilities of each executive in prior periods, the size of awards made to each executive in prior years relative to the Company’s overall performance, available stock for issuance under our Option Plan, and potential grants in future years. The Committee believes that stock option and restricted stock grants (1) align the interests of executives with long-term stockholder interests as the grants vest up to 6 years, (2) give executives a significant, long-term interest in the Company’s success, and (3) help retain key executives in a competitive market for executive talent. The restricted stock awards award the continuity of service of the executive officers since the restricted stock awards vest up to 6 years and unvested, restricted stock is forfeited upon voluntary termination. In addition, the value of shares awarded increase or decrease with the value provided to stockholders.

Equity Ownership by Executives

We do not currently have a formal equity ownership requirement for our executives. However, we encourage our executives to own equity in the Company on a voluntary basis. All of our executive officers own stock, restricted stock and vested and unvested stock options. We periodically review the vested and unvested equity holdings of our executives and evaluate whether these holdings sufficiently align the interests of our executives with the long-term interests of our stockholders. We may consider adopting equity ownership requirements in the future.

Peer Group

We believe that it is appropriate to offer industry competitive cash and equity compensation to our senior executives in support of our objective to assemble and maintain a high performing management team. Our current level of compensation for our executive officers was compared to compensation paid by an industry peer group approved by the Committee. The criteria used to identify the peer group were: (1) industry — we compete for talent with other healthy living and wellness companies and general weight-loss industry companies of similar and larger size; and (2) financial scope — our management talent should be compensated similar to that of companies of a similar and larger size in terms of revenues.

For Fiscal 2011, the peer group was comprised of five corporations listed above. The peer group revenue range is from $401 million to $3.5 billion with a median revenue of $1.7 billion for 2011. The peer group revenue percent change ranged from a decline of 21.2% to an increase of 26.3%, with a median revenue increase of 13.4% in 2011.

Advisory Vote on the Company’s Executive Officers’ Compensation

At last year's annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual General Meeting of Stockholders. At our 2011 annual meeting, our stockholders overwhelmingly approved the proposal, with more than 97% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of our Board of Directors, a majority of our stockholders indicated by advisory vote their preference to hold a say-on-pay vote every three years. After consideration of the 2011 voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder "say-on-pay" vote every three years. Because the vote on the Company’s Executive Officers’ Compensation is advisory, it will not be binding upon the Board of Directors or Compensation Committee. However, the Board of Directors or Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

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Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Form 10-K for the year-ended December 31, 2011 and in this Proxy Statement. Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Form 10-K for the year-ended December 31, 2011 and in this Proxy Statement. Based upon the Compensation Committee risk assessment, the Board of Directors does not believe the Executive Compensation Plan or any distribution channel compensation Plan presents a material risk to the Company as structured.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Jeannette M. Mills, Chairman

Harvey C. Barnum, Jr.

Jerry D. Reece

2011 Summary Compensation Table

The following table sets forth the annual and long-term compensation for the last three fiscal years of the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and the other most highly compensated executive officers. These individuals are collectively referred to as the Named Executive Officers.

		Salary	Stock Awards	Option Awards	Bonus	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Pricipal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)	($)(3)	($)
Bradley T. MacDonald (4)	2011	250,000	270,000	-	468,000		3,700	991,700
Chairman of the Board	2010	225,000	331,000	-	755,000		3,400	1,314,400
	2009	225,000	331,000	-	235,000		3,600	794,600

Michael S. McDevitt	2011	250,000	532,000	-	560,000		7,000	1,349,000
Chief Executive Officer	2010	185,000	639,000	-	826,000		5,550	1,655,550
	2009	185,000	639,000	-	410,000		5,800	1,239,800

Margaret Sheetz	2011	225,000	450,000	-	477,000		6,800	1,158,800
Chief Operating Officer, President	2010	155,000	531,000	-	755,000		4,650	1,445,650
	2009	155,000	531,000	-	350,000		4,900	1,040,900

Brendan N. Connors	2011	185,000	151,000	-	167,000		5,550	508,550
Chief Financial Officer	2010	125,000	167,000	-	270,000		3,750	565,750
	2009	125,000	167,000	-	117,000		3,900	412,900

Michael C. MacDonald	2011	35,000	-	-	-		-	35,000
Chairman of the Board	2010	-	-	-	-		-	-
Chief Executive Officer	2009	-	-	-	-		-	-

(1)	Amounts shown represent the aggregate grant date fair value of the stock awards in the year indicated. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 2 of Notes to Consolidated Financial Statements in Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)	Bonus amounts determined as more specifically discussed above under “—Compensation Discussion and Analysis”.

(3)	The amounts represent the Company’s matching contributions under the 401(K) plan.

(4)	On October 31, 2011, due to health issues, Bradley T. MacDonald resigned as the Executive Chairman of the Board.

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The Company’s Board of Directors approved restricted stock grants effective November 4, 2011 to Michael C. MacDonald on the date of his appointment as Chairman of the Board of Directors. He was granted 60,000 shares as an employee inducement which will vest in three annual installments beginning on the first anniversary of the November 4, 2011 grant date.

The Company’s Board of Directors on May 7, 2009 approved restricted common stock grants to key executives and Board members with a 5 year vesting period, beginning on the grant date. Key executives were granted 460,000 shares of restricted common stock to retain their services over the next five years and recognize continued sales and profit growth in accordance with targets set by the Board of Directors. The Board of Directors received a total of 71,000 shares with a two year vesting period, beginning on the grant date for their active participation in the strategic planning process and guidance as it relates to the Company’s strong performance and growth.

The Company’s Board of Directors on November 24, 2008 approved restricted common stock grants to key executives as a 2008 performance bonus for exceeding internal sales and profit forecasts. Key executives were granted 150,000 shares of restricted common stock over a five year vesting period, beginning on January 1, 2009.

The Company’s Board of Directors on July 24, 2008 approved restricted common stock grants to the Named Executives Officers with a 5 year vesting period, beginning on the grant date. Named Executive Officers were granted 425,000 shares of restricted common stock to retain their services over the next five years, reward their efforts in the participation of the successful succession and transition of the Company operations to the new senior management team, and incentivize continued sales and profit growth in accordance with targets set by the Board of Directors.

On January 25, 2008, the Board of Directors modified Bradley T. MacDonald’s compensation package for his role in the succession plan and business development initiatives as outlined in the Form 10-K for the year-ended December 31,2006. The Board cancelled the 100,000 options granted to Mr. MacDonald on February 8, 2006 and replaced them with a restricted stock grant of 42,000 shares. The restricted shares vested over a period of 3 years beginning on January 25, 2009.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested
	Exercisable	Un-Exercisable	Price ($)	Date	(#)(1)	($)(2)	(#)	($)
Bradley T. MacDonald
Executive Chairman of the Board	-	-	-		74,000	1,015,280	-	-
Michael S. McDevitt
Chief Executive Officer	-	-	-		87,000	1,193,640	-	-
Margaret Sheetz
Chief Operating Officer, President	-	-	-		73,000	1,001,560	-	-
Brendan N. Connors
Chief Financial Officer	-	-	-		30,000	411,600	-	-
Michael C. MacDonald
Chairman of the Board	-	-	-		60,000	823,200	-	-
Chief Executive Officer

(1)	The restricted stock grants vest over five and six years of service as described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards”

(2)	The market value of shares of stock that have not vested is based on the closing price of our common stock on December 30, 2011, or $13.72 per share.

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2011 Option Exercises and Stock Vested Table

The following table sets forth information regarding option exercises and stock vesting for the Named Executive Officers during Fiscal 2011 and the resulting value realized.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Bradley T. MacDonald			-	-
Executive Chairman of the Board	-	-	20,000	403,000
			20,000	409,800
			9,000	124,650

Michael S. McDevitt	-	-
Chief Executive Officer			33,333	812,992
			30,000	614,700
			24,000	483,600
			9,000	124,650

Margaret Sheetz
Chief Operating Officer, President	-	-	25,000	609,750
			25,000	512,250
			20,000	403,000
			8,000	110,800

Brendan N. Connors	-	-
Chief Financial Officer			5,000	121,950
			10,000	204,900
			8,000	161,200
			4,000	55,400

Michael C. MacDonald
Chairman of the Board	-	-	-	-
Chief Executive Officer

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise, multiplied by the number of options exercised.

(2)	Represents the number of restricted shares vested, and the number of shares vested multiplied by the fair market value of the common stock on the vesting date.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

We have entered into employment agreements with certain Named Executive Officers, certain terms of which are summarized below.

Bradley T. MacDonald. Mr. MacDonald entered into a five year employment agreement effective February 8, 2006. The employment agreement expired in 2011 and was not renewed. Mr. MacDonald was granted 100,000 options over a five year vesting period beginning on February 8, 2007 in consideration for his five year commitment and to align his interests with the interests of long-term stockholders. On January 25, 2008, the Board of Directors modified Mr. MacDonald’s compensation package for his role in the succession plan and business development initiatives as outlined in the Form 10-K for the year-ended December 31,2006. The Board cancelled the 100,000 options granted to Mr. MacDonald on February 8, 2006 and replaced them with a restricted stock grant of 42,000 shares. The restricted shares will vest over a period of 3 years beginning on January 25, 2009. Upon termination of Mr. MacDonald’s employment by the Company without cause, or upon his resignation for good reason, he would be entitled to receive an amount equal to one and a half times the sum of his highest annualized salary payable in equal monthly installments 30 days after his termination of employment for a period of one year.

Michael S. McDevitt. Mr. McDevitt entered into a six year employment agreement effective February 8, 2006. The employment agreement expired in February 2012 and was not renewed. Mr. McDevitt was granted 200,000 shares of the Company’s restricted common stock over a six year vesting period beginning on February 8, 2006 in consideration for his six year commitment and to align his interests with the interests of long-term stockholders.

Margaret Sheetz. Ms. Sheetz entered into a six year employment agreement effective February 8, 2006. The employment agreement expired in February 2012 and was not renewed. Ms. Sheetz is presently an at will employee. Ms. Sheetz was granted 150,000 shares of the Company’s restricted common stock over a six year vesting period beginning on February 8, 2006 in consideration for her six year commitment and to align her interests with the interests of long-term stockholders.

Brendan N. Connors. Mr. Connors entered into a six year employment agreement effective February 8, 2006. The employment agreement expired in February 2012 and was not renewed. Mr. Connors is presently an at will employee. Mr. Connors was granted 30,000 shares of the Company’s restricted common stock over a six year vesting period beginning on February 8, 2006 in consideration for his six year commitment and to align his interests with the interests of long-term stockholders.

Potential Payments upon Termination or Change in Control

As of December 31, 2011, the Company had previously, as above noted, entered into employment agreements with [each?] of the Named Executive Officers. As described in more detail above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.” The employment agreements with the Named Executive Officers generally provided for the payment of benefits if the executive’s employment with the Company is terminated either by the Company without cause or by the executive for good reason. The employment agreements with the Named Executive Officers did not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation other than for good reason, as applicable, or upon the executive’s death or disability. Upon termination by the Company without cause, or upon his or her resignation for good reason, all of the Named Executive officers were entitled to receive an amount equal to one and a half times his or her highest annualized base salary payable in equal monthly installments 30 days after his or her termination of employment. The employment agreements with the Named Executive Officers expired on February 8, 2011 and February 8, 2012. If an executive had been terminated without cause or the executive officer resigned with good reason prior to the expiration of their employment agreements they would have received the following amounts as of December 31, 2011:

Severance ($) (1)
Bradley T. MacDonald	$375,000
Michael S. McDevitt	$375,000
Margaret Sheetz	$337,500
Brendan N. Connors	$277,500

(1) Based on 2011 salary

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If there were a change in control, which is defined as a sale of the majority of the assets of the Company or a change of control of the Board of Directors as a result of a third party stockholder acquiring or holding over 10% of the common stock and attempting to nominate a majority of the Board of Directors in favor of his/her stockholder block, the executives would have received the following amounts as of December 31, 2011:

	Severance ($)(1)	Accelerated Vesting of Stock Awards ($)(2)	Total($)
Bradley T. MacDonald	375,000	1,015,280	1,390,280
Michael S. McDevitt	375,000	1,193,640	1,568,640
Margaret Sheetz	337,500	1,001,560	1,339,060
Brendan N. Connors	277,500	411,600	689,100

(1)	ased on 2011 salary.
(2)	ccelerated vesting of stock awards were based on NYSE close price of the Common Shares on December 30, 2011 of $13.72 per share.

Compensation Policies and Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows as of December 31, 2011, the amount and percentage of our outstanding common stock beneficially owned by each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of 5% Beneficial Owner	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock

Thompson, Siegel &Walmsley, LLC (1) 6806 Paragon Place Suite 300 Richmond, VA 23230	1,191,793	8.5%

BlackRock Inc. (2) 40 East 52nd Street New York, NY 10022	1,141,346	8.1%

(1)	Based solely on information reported on Schedule 13G filed by Thompson, Siegel & Walmsley, LLC on February 10, 2012. As reported in such filing, Thompson, Siegel &Walmsley, LLC has sole voting power with respect to 901,393 shares, shared voting power with respect to 290,400 shares of the Company’s common stock, and sole dispositive power with respect to 1,191,793 shares of the Company’s common stock.

(2)	Based solely on information reported on an amended Schedule 13G filed by BlackRock, Inc. on February 10, 2012. As reported in such filing, BlackRock, Inc. has sole voting and dispositive power with respect to 1,141,346 shares of the Company’s common stock.

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The following table shows as of March 14, 2012 the amount and percentage of our outstanding common stock beneficially owned (unless otherwise indicated) by each of our (i) directors and nominees for directors, (ii) Named Executive Officers and (iii) our directors, nominees for director and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Shares Acquirable Within 60 days	Percent of Outstanding Common Stock (%)

Bradley T. MacDonald	684,148		4.87%
Michael S. McDevitt	421,346	-	3.00%
Margaret Sheetz	326,692	-	2.32%
Brendan N. Connors, CPA	115,484	-	*
Donald F. Reilly	84,049	-	*
Michael C. MacDonald	73,156	-	*
Charles P. Connolly	40,534	-	*
John P. McDaniel	29,682	-	*
Catherine T. Maguire	9,785	-	*
Leo V. Williams	14,000	-	*
George J. Lavin, Jr., Esq.	23,959	-	*
Barry B. Bondroff, CPA	18,059	-	*
Jeannette M. Mills	14,905	-	*
Harvey C. Barnum	2,070		*
Jerry D. Reece	2,070
Jason L. Groves	1,229		*

All directors, nominees for directors and executive officers as a group:	1,861,168	-	13.25%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of, March 30, 2012that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person. Information supplied by officers and directors.

(2)	Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at March 14, 2012, or within 60 days thereafter under our stock option plans.

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PROPOSAL 3:

APPROVAL OF 2012 SHARE INCENTIVE PLAN

At the Meeting, you will be asked to approve the Company’s 2012 Share Incentive Plan (the “2012 Plan”). The Board of Directors approved the 2012 Plan on July 20, 2012, subject to stockholder approval. No awards have been made under the 2012 Plan, and no awards will be made under the 2012 Plan unless the 2012 Plan is approved by the stockholders. The 2012 Plan is being submitted for your approval in accordance with NYSE listing standards, to qualify certain awards as performance-based awards under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to obtain favorable federal income tax treatment for incentive stock options under section 422 of the Code. The 2012 Plan is attached as Appendix A to this Proxy Statement. The following description of the 2012 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2012 Plan.

With the 2012 Plan, we seek to attract, retain and reward grantees for the long-term growth and profitability of the Company, and to align their interests with the interests of our stockholders through the granting of equity and non-equity incentive awards. The 2012 Plan is designed to enable the grantees to acquire or increase their ownership of Company common stock and to compensate such individuals for the creation of stockholder value. The 2012 Plan provides long-term compensation to employees and directors that is consistent with the philosophy adopted by the Company as set out in the Compensation Discussion and Analysis beginning on pg. 48 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Board of Directors views the 2012 Plan as a means of further aligning the goals of the grantees with those of the Company’s stockholders.

General

Common Stock Subject to the 2012 Plan. The Company has reserved 1,000,000 shares of common stock for issuance under the 2012 Plan. During any twelve-month period, no individual may be granted options, including incentive stock options, and stock appreciation rights covering, in each case, more than 75,000 shares of common stock, or restricted shares, deferred shares and shares of common stock covering, in each case, more than 50,000 shares of common stock. Each of these limits is subject to adjustment for certain changes in the Company’s capitalization, such as stock splits, extraordinary dividends, combinations or similar events. If an award terminates, is forfeited or is settled for cash rather than common stock, the shares of common stock issued under that award will again become available for grant under the 2012 Plan. No awards have been granted under the 2012 Plan, and as a result, no benefit or amounts that would have been received or allocated under the 2012 Plan are determinable at this time.

Administration. The 2012 Plan may be administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the 2012 Plan. The 2012 Plan administrator, whether the Compensation Committee or other committee (the “Committee”), has the authority in accordance with the terms of the 2012 Plan to adopt, amend, suspend, waive and rescind the rules and regulations relating to the 2012 Plan, select the individuals to whom awards may be granted, grant the awards, determine the amount and types of awards granted, establish the form, terms, and conditions of any agreement by which any award is made and determine whether any award will be settled in cash rather than shares of common stock. The Committee will consist solely of two or more individuals each of whom will be a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of section 162(m) of the Code.

Eligible Grantees. Under the terms of the 2012 Plan, all awards, except for incentive stock options, may be granted to executive officers, directors, key employees and key independent contractors. Incentive stock options may be granted only to executive officers and other key employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code

Stock Options

The Committee may grant non-qualified stock options to executive officers, directors, key employees and key independent contractors and incentive stock options to executive officers and other key employees. The Committee determines the terms of the options, the exercise price and when the option becomes exercisable. The option term may not exceed ten years and the exercise price may not be less than the fair market value at the time of grant. Upon exercise, the grantee may pay for the shares of common stock with cash, other shares of common stock or other methods approved by the Committee. .

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to executive officers, directors, key employees and key independent contractors. A SAR entitles the grantee to receive an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the fair market value on the date of grant. The Committee determines when the SAR becomes exercisable, the method of exercise and the form of settlement of the SARs.

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Restricted Shares

The Committee may grant restricted shares to executive officers, directors, key employees and key independent contractors. The Committee determines the length of the restriction period and the conditions that must be met for the restriction to lapse. Subject to the terms and conditions of the award agreement, a grantee holding restricted shares will have the right to receive dividends on the shares during the restriction period, to vote the restricted shares and enjoy all other stockholder rights with respect to such shares.

For performance restricted shares, the restrictions lapse only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goal in the case of death or disability. The Committee may select one or more business criteria for each performance restricted share award from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may be applied to the individual, a division, a component of the Company’s business, the Company and/or one or more subsidiaries of the Company.

Deferred Shares

The Committee may grant deferred shares to executive officers, directors, key employees and key independent contractors. Each deferred share represents the right to receive a share of common stock or cash equal to the fair market value of a share of common stock, when the deferred share vests. The Committee determines the conditions that must be met for deferred shares to vest. Deferred shares subject to performance goals vest only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goals in the case of death or disability. The Committee may select performance goals from the list described above.

Bonus Shares and Other Stock-Based Awards

The Committee may grant shares of common stock as a bonus and/or other stock-based awards.

Miscellaneous

Term. The 2012 Plan has a term of ten years. The Board of Directors can amend or terminate the 2012 Plan at any time. An amendment or termination cannot materially impair any rights under an outstanding grant without the grantee’s consent.

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of stock appreciation rights is measured. The 2012 Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, the Committee may terminate outstanding awards, after giving advance notice.

Amendment/Termination. The Committee may amend outstanding awards, and the Board of Directors may amend or suspend the 2012 Plan. Stockholder approval is also required for (1) any material amendment to the 2012 Plan (as defined under applicable NYSE Listing Standards), (2) an amendment to “reprice” an outstanding option or stock appreciation right, and (3) certain amendments of which the 2012 Plan requires stockholder approval, such as an increase in the number of shares of common stock authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2012 Plan. Requisite stockholder approval is also required for any amendment that would require stockholder approval under Section 162(m) of the Code, to the extent compliance with this section is desired. In addition, no performance stock, performance shares or performance deferred shares with performance goals beginning after the 2017 annual meeting of stockholder, may be granted unless stockholder approval is obtained at that meeting or an earlier meeting, as required by Section 162(m) of the Code. The Board of Directors may terminate the 2012 Plan at any time and for any reason.

Clawback. A grantee’s right to receive an award, to retain amounts payable under the award, and to retain any profit or gain associated with a non-cash award are all subject to any recoupment or “clawback” policy adopted by the Company.

U.S. Federal Income Tax Consequences of Options

The grant of an option does not result in Federal income tax consequences for the optionee or a deduction for the Company.

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When an option is exercised, the Federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. A grantee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the common stock (on the date of exercise) and the exercise price. A grantee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the stock acquired on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the grantee holds the stock he receives on exercise of an incentive stock option for a required period of time, the grantee will have capital gain (or loss) when the stock is later disposed of. If the grantee does not hold the stock for the required period of time, the grantee will generally have ordinary income when the stock is disposed of.

When a grantee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the Chief Executive Officer and the three other highest compensated officers, the Company’s deduction may be contingent on certain factors such as the grant being made by a committee of outside directors.

The affirmative vote of a majority of votes cast by Company’s stockholders at the Meeting is required for approval of this Proposal 3. Broker non-votes will not be counted as votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3

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OTHER MATTERS

Other Matters

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. In 2011, with one exception noted below, to the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, we believe all Section 16(a) filing requirements have been made by the Company’s directors, executive officers and greater-than-ten-percent beneficial owners in Fiscal 2011. For Fiscal 2011, we have identified one late filing. Due to an administrative error, the required Form 4 for the sale of Company shares in November 2011 by Mr. Lavin was inadvertently late.

Certain Relationships and Related Transactions

The Board of Directors of the Company has established a policy and certain procedures that must be followed prior to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a related party. Under this policy, the Nomination Committee monitors and reviews issues involving potential conflicts of interest involving officers and directors of the Company, including reviewing all related party transactions.

Stockholder Proposals for the 2013 Annual General Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2013 annual general meeting of stockholders may do so as long as the proposal complies with the applicable SEC rules and regulations and is received by the Company’s Corporate Secretary prior to March 31, 2013. Proposals should be sent to Corporate Secretary, Medifast, Inc., 11445 Cronhill Dr., Owings Mills, MD  21117.

Codes of Conduct and Business Ethics and Corporate Governance Guidelines

Our Board of Directors has adopted a corporate Code of Conduct and Business Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Conduct and Business Ethics and Corporate Governance Guidelines are available on our website at www.choosemedifast.com by following the links through “Investor Relations” to “Corporate Governance.”

Any amendment to, or waiver from, a provision of the Company’s Code of Conduct and Business Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller will be posted on the Company’s website, www.choosemedifast.com.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing to the Corporate Secretary, Medifast, Inc., 11445 Cronhill Dr., Owings Mills, Maryland 21117. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for Fiscal 2011 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. A copy of the Company’s Annual Report on Form 10-K is available concurrently with this Proxy Statement to each stockholder of record on the Record Date by way of notice and access.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations” on the Company’s website at www.choosemedifast.com.  The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

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Requests and inquiries should be addressed to:

Investor Relations

Medifast, Inc.

11445 Cronhill Dr.

Owings Mills, MD  21117

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PROXY FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 14, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Michael C. MacDonald with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST, INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual General Meeting of Stockholders of said Company scheduled to be held at the Medifast Distribution Center, 601 Sunrise Avenue, Ridgely, MD 21660, on Friday, September 14, 2012 at 8:00 A.M., Eastern Daylight Time, and at any adjournment, postponement or continuation thereof, as follows:

1. Elect one Class II director for a two-year term ending in 2014, and four Class III directors for a three-year term ending in 2015.

Class II Director: Margaret E. Sheetz

Class III Directors: Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, and Jeannette M. Mills

☐ FOR All nominees (except as marked to the contrary below)	☐WITHHOLD

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2. To approve the appointment of McGladrey & Pullen, LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve the 2012 Share Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To transact such other business as may properly come before the Annual General Meeting or any adjournment, postponement or continuation thereof. (Please date and sign on reverse side).

This proxy, if properly executed and returned will be voted in accordance with the directions specified hereof. If no directions are specified, this proxy will be voted FOR the election of the directors named above or their substitutes as designated by the Board of Directors.

This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted “FOR” each director nominee, “FOR” Proposal 2, and “FOR” Proposal 3.

This proxy should be dated, signed by the stockholder(s), and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

SIGNATURE

DATE: ________________, 2012

MEDIFAST, INC.

2012 SHARE INCENTIVE PLAN

1          Purpose. The purpose of this 2012 Share Incentive Plan (the “Plan”) of Medifast, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and/or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share-based incentives to such individuals for the creation of shareholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of shareholders of the Company.

2          Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Shares, Deferred Shares, and Shares granted as a bonus or in lieu of other awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following are defined terms under the Plan:

(a)          “Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

(b)          “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(c)          “Board” means the Board of Directors of the Company.

(d)          “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(e)          “Committee” means the Compensation Committee of the Board, and/ or such other Board committee as may be designated by the Board to administer the Plan.

(f)          “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Exchange Act by reason of being among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Section 162(m) of the Code and this definition is to be interpreted consistent with this intent. The provisions of the Plan that specifically apply only to Covered Employees shall apply to a Participant if he or she is reasonably expected to be a Covered Employee with respect to the taxable year in which the Performance Period begins, or the taxable year in which the Performance Award is to be paid.

(g)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.

(h)          “Fair Market Value” of a Share means, as of any given date, the closing sales price of a Share on the New York Stock Exchange for such date or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date.

(i)          “Participant” means a person who, as an executive officer, director, key employee or key independent contractor of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.

(j)          “Performance Goals” means the objective goal or goals applicable to a Participant’s Awards that are deemed by the Committee to be important to the success of the Company or any subsidiaries of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee shall use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders' equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or net revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more subsidiaries of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of 90 days after the commencement of the performance period, or the expiration of 25% of the performance period.

(k)          “Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.

(l)          “Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8; provided, however, that to the extent any class of common shares are readily tradable on an established securities market, such common shares shall be designated as the Shares for purposes of this Plan.

(m)          “Termination of Service” means: (i) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Company subsidiaries, (ii) with respect to an Award granted to an independent contractor, the termination of the service arrangement between the independent contractor and the Company and all Company subsidiaries, and (iii) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Company subsidiaries; provided, however, that if the Participant’s status changes from employee, independent contractor, or non-employee director to any other status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Company subsidiaries terminates. For purposes of this subsection, if a Participant’s relationship is with a Company subsidiary, and not the Company (i.e., the Participant is an employee, independent contractor, or non-employee director of a Company subsidiary and not the Company), the Participant shall incur a Termination of Service when such entity ceases to be a Company subsidiary, unless the Committee determines otherwise.

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3            Administration.

(a)          Composition of Committee. The Committee shall consist solely of two or more individuals each of whom shall be a “nonemployee director” as defined in Rule l6b-3 and qualifies as an “outside director” (as that term is used for purposes of Section 162(m) of the Code). If the Committee cannot or does not act, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)          Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)          to select Participants to whom Awards may be granted;

(ii)         to determine the type or types of Awards to be granted to each Participant;

(iii)        to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture before or after grant, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)        to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)         to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi)        to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii)       to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, with such constructions and interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that, the Committee’s construction and interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such constructions and interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control;

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(viii)      to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(ix)         In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (vii), shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

(c)          Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s bylaws, or applicable law, the Committee shall have discretion to exercise authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and Shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(d)          Limitation of Liability. Each member of the Committee shall be entitled to in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law or charter, be fully indemnified, held harmless and protected by the Company with respect to any such action, determination, or interpretation.

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4            Shares Available Under Plan; Individual Award Limitations; Adjustments.

(a)          Shares Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of Shares reserved and available for issuance to Participants in connection with Awards (including with respect to ISOs) under the Plan shall be 1,000,000 Shares; provided, however, that the number of Shares with respect to which (i) Awards of Options (including ISOs) and SARs may be granted to any Participant shall in each case not exceed 75,000 during any twelve month period and (ii) Awards of Restricted Shares, Deferred Shares and Shares may be granted to any Participant shall in each case not exceed 50,000 during any twelve-month period. If all or any portion of an Award is forfeited, settled in cash, or terminated without issuance of Shares to the Participant, the Shares to which such Award or portion thereof related shall again be available for future Awards under the Plan. The Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant (which treasury Shares or acquired Shares will be deemed to have been “issued” pursuant to such Award).

(b)          Adjustments.

(i)          In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares remaining reserved and available for issuance under Section 4(a), (ii) the number and kind of outstanding Restricted Shares or Restricted Shares relating to any other outstanding Award in connection with which Restricted Shares may be issued, (iii) the number and kind of Shares that may be issued in respect of other outstanding Awards, and/or (iv) the exercise price or grant price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments pursuant to this Section that would prevent an Award to a Covered Employee (that was otherwise intended to qualify for the “performance-based exception” pursuant to Section 162(m) of the Code) from qualifying for such exception.

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(ii)         If the Company shall be consolidated or merged with another corporation or other entity, each Participant who has received Restricted Shares that are then subject to restrictions imposed by Section 6(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 6(d)(iv), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend referred to in Section 6(d)(iv).

(iii)        The judgment of the Committee with respect to any matter referred to in this sub-section (b) shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

5           Eligibility. Except as provided in the following sentence, Executive officers, other key employees and other key independent contractors of the Company and its subsidiaries, including any director and any director who is also an executive officer or employee, are eligible to be granted Awards under the Plan. Notwithstanding the preceding sentence, only Executive officers and other key employees of the Company and its “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) are eligible to be granted ISOs under the Plan.

6           Specific Terms of Awards.

(a)          General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or upon the occurrence of other events. In addition, the Committee shall require, as the condition of the issuance of Shares in connection with any Award, that consideration be received by the Company which meets the requirements of the Delaware General Corporation Law.

(b)          Options. An Option entitles a Participant to purchase a Share on the exercise thereof. Options include ISOs and NQSOs. An ISO is an Option that is intended to meet the requirements of Section 422 of the Code. An NQSO is an Option that is not an ISO. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)          Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (110% in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in clause (vi) below) of Fair Market Value on the date of grant of the Option.

(ii)         Term. The term of each Option shall be determined by the Committee and shall not exceed ten years (five years in the case of an ISO granted to a more-than-ten-percent shareholder (as provided in clause (vi) below)).

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(iii)        Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, cashless exercise and/or a broker-assisted exercise, and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(iv)        Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the Options, unexercised Options shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.

(v)         ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which the ISOs are exercisable for the first time by a Participant during any calendar year (counting ISOs under this Plan and under any stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) shall not exceed $100,000. If an Option intended as an ISO is granted to a Participant and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(vi)        More-Than Ten-Percent Shareholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this clause shall not apply to NQSOs.

(c)          Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)          Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise, over (B) the Fair Market Value of one Share on the date of grant of the SAR.

(ii)         Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.

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(iii)        Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the SARs, unexercised SARs shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the SARs will be waived in whole or in part in the event of terminations resulting from specified causes.

(d)          Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

(i)          Grant. The Committee may provide a specified purchase price for the Restricted Shares (whether or not any State law applicable to the Company requires the payment of a purchase price). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (as described below). Restricted Shares include Performance Shares. Performance Shares are Restricted Shares that provide for a lapse of restrictions upon the attainment of certain Performance Goals.

(ii)         Lapse of Restrictions.

(1)         In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 8, Shares shall cease to be Restricted Shares for purposes of the Plan.

(2)         Restricted Shares Other Than Performance Shares. With respect to Restricted Shares that are not Performance Shares, the applicable restrictions shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Shares (other than Performance Shares) will lapse.

(3)         Performance Shares. With respect to Performance Shares, the applicable restrictions shall lapse at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions shall also lapse (A) as provided in Section 8, or (B) if and to the extent determined by the Committee, in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Shares for which the restrictions would have lapsed had the Participant been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

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(iii)        Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares (other than with respect to Restricted Shares that are subject to Performance Goals and are granted to Covered Employees) will be waived in whole or in part in the event of terminations resulting from specified causes.

(iv)        Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(v)         Dividends and Distributions. Dividends paid on Restricted Shares shall be either paid at the dividend payment date in the form the dividends are paid to other shareholders, in cash, or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or subject to the terms of Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares; other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Shares distributed in connection with a Share split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property are distributed.

(vi)        Nature of Restricted Shares.         Restricted Shares granted under the Plan are not intended to provide for the deferral of compensation subject to Section 409A of the Code.

(e)          Deferred Shares. The Committee is authorized to grant Deferred Shares to Participants, subject to the following terms and conditions:

(i)          Award and Restrictions. A Deferred Share shall entitle a Participant to a Share (or its cash equivalent) on the date of vesting. Deferred Shares shall be subject to such vesting conditions as the Committee may impose, if any, which may include vesting at the expiration of the deferral period, at earlier specified times, or upon the achievement of certain Performance Goals, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

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(ii)         Issuance of Shares. Upon meeting the vesting condition specified for an Award of Deferred Shares, the Company shall issue the Shares to which the Participant is entitled under the Award. In no event shall such issuance occur more than two and one-half months after the close of the calendar year in which the Participant’s rights to such shares vest. In the event the Award of Deferred Shares provides for partial vesting over multiple years, shares that vest during a calendar year shall be issued to the Participant within two and one-half months after the close of the calendar year in which the Shares vest.

(iii)        Vesting.

(1)         Deferred Shares Other Than Deferred Shares That Are Subject to Performance Goals. With respect to Deferred Shares that are not subject to Performance Goals, the Committee shall determine when such Deferred Shares shall vest and any conditions (such as continued employment) that must be met in order for such Deferred Shares to vest at the end of the applicable vesting period. The Committee may at any time accelerate the time at which such Deferred Shares shall vest.

(2)         Deferred Shares Subject to Performance Goals. Deferred Shares that are subject to Performance Goals shall vest at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which such Deferred Shares vest on account of such achievement. Such Deferred Shares shall also vest (A) as provided in Section 8, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all such Deferred Shares granted with respect to such performance period, except (i) as provided in Section 8, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) the Committee may provide for vesting of a pro-rata portion of such Deferred Shares that would have vested had the Participant been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(iv)        Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Shares), all Deferred Shares that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Shares (other than with respect to Deferred Shares that are subject to Performance Goals and that have been granted to a Covered Employee) will be waived in whole or in part in the event of terminations resulting from specified causes.

(v)         Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Shares, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Shares. Any dividend equivalents credited with respect to Deferred Shares shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Shares and amounts credited shall be distributed in accordance with the provisions of Section 6(e)(ii) above.

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(vi)        Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made within the applicable “short-term deferral period” within the meaning of Section 409A of the Code.

(f)          Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such Shares or Awards shall be determined by the Committee in a manner conforming to then-applicable requirements of Rule 16b-3. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)          Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom shares.

7            Certain Provisions Applicable to Awards.

(a)          Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in-the-money value of the surrendered Award or award, provided such adjustment does not cause the Award to be treated as deferred compensation subject to Section 409A of the Code.

(b)          Term of Awards. The term of each Award shall be for such period as may be determined by the Committee up to a maximum term of ten years.

(c)          Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards.

(d)          Rule 16b-3 Compliance. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if, at such time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

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8           Change in Control Provisions.

(a)          In the event of a “Change in Control,” as defined in this Section:

(i)          The Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, cash payment or other equitable consideration and the acceleration of vesting or exercisability of Awards under the Plan), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participants as determined at the time of the adjustments.

(ii)         (A) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 9(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved, subject to the restrictions set forth in Sections 7(d) and 9(a).

(b)          For purposes of the Plan, a “Change in Control” shall have occurred if.

(i)          Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);

(ii)         during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

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(iii)        the shareholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse share split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned of least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each such continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or

(ii)         the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to an award under Section 409A of the Code; provided that, in such case, the event or condition shall continue to constitute a Change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

9            Certain Corporate Transactions.

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 8) at any time prior to such termination. Further, except as otherwise provided in the Plan, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 8).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Section 409A of the Code.

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10         General Provisions.

(a)          Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b)          Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent consistent with the registration of the offer and sale of Shares on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan and permitted by the Committee. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(b). Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered by a Participant and shall not be subject to the claims of a Participant’s creditors.

(c)          Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any income recognition event involving an Award (including, for example, an election under section 83(b) of the Code), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d)          No Right to Continued Employment; Leaves of Absence. Neither the Plan, any Award Agreement, or any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or contract of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any Participant’s employment or contract at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a Termination of Service for purposes of an Award under the Plan.

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(e)          No Rights to Awards; No Shareholder Rights. No Participant or employee or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or independent contractors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(f)          Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any material amendment or alteration will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company securities may then be listed or quoted, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award; and provided further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code).

Except as permitted under Section 4(b), if the Fair Market Value of Shares subject to an Option or SAR has declined since the Award was granted, the Committee shall not, without shareholder approval, (i) cancel any or all such Options or SARs in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Options or reduce the amount over which appreciation of a SAR is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.

(g)          No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.

(h)          Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(h).

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(i)          Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(j)          Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(k)          Non-Deferred Compensation Plan. The Plan is intended to constitute an equity or equity-based compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. Notwithstanding the forgoing, if, at any time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Section 409A of the Code, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Section 409A of the Code so that such Participant shall avoid liability under Section 409A. Deferred Shares are intended to meet the “short-term deferral exception” under Section 409A of the Code.

(l)          No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(m)          Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(n)          Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(o)          Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Shares) and, in the case of Shares received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

11         Effective Date and Plan Termination. The Plan will be effective upon approval of the Board, subject to its approval by the shareholders of the Company if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company or, if earlier, until the day before the tenth anniversary of the effective date of the Plan.

As adopted by the Board of Directors:            _______ __, 2012

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